EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corp
Address:	214 North Tryon Street Charlotte, NC 28255
Date of Event Requiring Statement (Month/Day/Year):	June 8, 2015
Issuer Name and Ticker or Trading Symbol:	Nuveen New York Dividend Advantage Municipal Fund 2 (NXK)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	BANC OF AMERICA PREFERRED FUNDING CORP By: /s/Edward Curland Name: Edward Curland Title: Authorized Signatory Date: June 9, 2015